UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 11, 2005

Russ Berrie and Company, Inc.
(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Bauer Drive, Oakland, New Jersey 07436
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 337-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On March 11, 2005, the Board of Directors of Russ Berrie and Company, Inc. (the “Company”) approved an incentive compensation program for specified employees (the “IC Program”).  All capitalized terms used but undefined herein shall have the meanings ascribed to them in the IC Program.

Subject to certain specified exclusions set forth in the IC Program, eligible individuals consist of employees of either the Company or its subsidiaries selected on an annual basis by the CEO of the Company in his sole discretion in consultation with the heads of business units and certain senior executives of his choice, in each case as approved by the Compensation Committee of the Board of Directors (the “Comp Committee”), who operate in defined Participant Groups.  Eligible individuals will generally have the rank of vice president or above, but titles will not be determinative.

Members of each Participant Group are eligible to participate in the IC Program at specified IC Percentages Ranges (expressed as a percent of annual base salary).  The IC Percentage Ranges for each Participant Group will be determined on an annual basis by the CEO and approved by the Comp Committee.  The particular IC Percentage of a participant within the applicable IC Percentage Range (such participant’s “Applicable Percentage”) will be determined on an annual basis by the CEO in his sole discretion, in each case as approved by the Comp Committee.  Each participant’s annual base salary multiplied by such participant’s Applicable Percentage shall equal a number (the “IC Factor”) that will be used to determine such participant’s total incentive compensation which may be earned for the relevant year (the “Earned IC Amount”).

Each participant’s Earned IC Amount will be comprised of three separate components: a corporate performance component, an individual goals and objectives component and an individual initiatives component.  Each component may entitle a participant to earn a specified percentage of the IC Factor, as described below.

Establishing Corporate Objectives and Calculating the Corporate Component:

Corporate objectives for each Participant Group will consist of three separate levels of achievement (“Targets”) with respect to one or several specified measures of operating performance each year, such as operating income, EBITDA, etc. (the “Chosen Metric”).  Both the Chosen Metric and the Targets required will be determined by the CEO on an annual basis, as approved by the Comp Committee.  The Chosen Metrics for 2005 (and until new Chosen Metrics are established) are as follows:  for Corporate Participants, Gift U.S.A. Participants and International Participants, the Chosen Metric is Operating Income; for Sassy Participants and Kids Line Participants, the Chosen metric is EBITDA.  Targets will be calculated to include a reserve to fund IC payments.

For all participants, 50% of such participant’s IC Factor is referred to herein as the “Part A Amount”).  The Targets will consist of the following: (i) a specified minimum level of achievement in the Chosen Metric (the “Minimum Target”) required to earn an amount equal to 20% of a participant’s Part A Amount, (ii) a specified level of achievement in the Chosen Metric in excess of the Minimum Target (the “Target”) required to earn an amount equal to 100% of a participant’s Part A Amount, and (iii) a specified level of achievement in the Chosen Metric in excess of the Target (the “Maximum Target”) required to earn an amount equal to 200% of a participant’s Part A Amount (or 100% of the IC Factor).  The Targets will be based on consolidated Company performance in the case of Corporate Participants and will be based on the performance of the relevant business unit in the case of all other Participant Groups.  Earned IC Amounts for achievement of results in between (i) the Minimum Target and the Target and (ii) the Target and the Maximum Target, will in each case be determined by a straight-line interpolation.  No Earned IC Amount will be paid for achievement of results below the Minimum Target.  No additional Earned IC Amount will be paid for achievement of results in excess of the Maximum Target.  The Chosen Metric may change from year to year, different measurements may be used for different Participant Groups within the same year, and the Targets may change each year.

Calculating the Individual Goals Component:

The individual goals and objectives for each participant for each year will be determined by the CEO in his sole discretion in the event that the CEO is the participant’s direct supervisor, or by the CEO in consultation with the participant’s direct supervisor in the event that the CEO is not the direct supervisor of the participant.  Each participant’s individual goals and objectives will be evaluated by the participant’s direct supervisor, who will determine in his/her sole discretion whether and to what extent such goals and objectives have been achieved and what, if any, percentage (from 0% to 30%) of the IC Factor has been earned.  Not all goals and objectives will be given equal weight.

Calculating the Individual Initiatives Component:

The individual initiatives, which will reflect a participant’s contributions that favorably affect sales, gross margin, profitability, expenses and/or other efficiencies, will be determined by the CEO in his sole discretion in the event that the CEO is the participant’s direct supervisor, or by the CEO in consultation with the participant’s direct supervisor in the event that the CEO is not the direct supervisor of the participant.  Individual initiatives will also include initiatives which have been mutually agreed upon by the participant and his/her direct supervisor.  Each participant’s individual initiatives will be evaluated by the participant’s direct supervisor, who will determine in his/her sole discretion whether and to what extent such initiatives have been achieved and what, if any, percentage (from 0% to 20%) of the IC Factor has been earned.  Not all initiatives will be given equal weight.

Other Provisions

Earned IC Amounts will be paid as soon as is reasonably practicable after the first meeting of the Board of Directors of the Company following the closing of the books for the relevant year (the “Payment Date”).  Unless otherwise provided in a participant’s employment agreement, a participant must be employed by the Company through and including the Payment Date in order to receive any payment of the Earned IC Amount for the previous year.

The IC Program supersedes the Company’s former (i) worldwide “annual bonus program”, (ii) worldwide “annual performance bonus program”, and such programs and policies shall be of no further force and effect.  Participants in the IC Program are not eligible to participate in the Company’s Discretionary Bonus Program, and are not entitled to a December holiday bonus of one week’s pay.  The IC Program confers no right of continued employment.  The Company has the right to terminate the IC Program at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2005		RUSS BERRIE AND COMPANY, INC.

	By:	/s/ John D. Wille
John D. Wille
Vice President and
Chief Financial Officer